Registration No. 333-

As filed with the Securities and Exchange Commission on December 1, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_____________
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________

Transatlantic Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)
_____________

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3355897 (I.R.S. Employer Identification No.)
80 Pine Street, New York, New York 10005
(212) 770-2000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)
_____________

Gary A. Schwartz
Senior Vice President, General Counsel and Corporate Secretary
80 Pine Street, New York, New York 10005
(212) 770-2000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)
_____________

Copies to:

Lois F. Herzeca, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 (212) 859-8000
_____________

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

      If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

      If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒  Accelerated filer ☐  Non-accelerated filer (Do not check if a smaller reporting company) ☐     Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered*(1)	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Senior Debt Securities	(2)	(2)	(2)	$0 (2)
Subordinated Debt Securities	(2)	(2)	(2)	$0 (2)
Units(3)	(2)	(2)	(2)	$0 (2)

(1)
The securities of each class may be offered and sold by the Registrant and/or may be offered and sold, from time to time, by one or more selling security holders to be identified in the future. The selling security holders may purchase the securities directly from the Registrant or from one or more underwriters, dealers or agents.

(2)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a “pay-as-you-go basis.”

(3)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more debt securities, which may or may not be separable from one another.
________

*	Additional securities (including securities to be issued by additional eligible registrants) may be added by automatically effective post-effective amendment pursuant to Rule 413.

PROSPECTUS

Transatlantic Holdings, Inc.
Senior Debt Securities
Subordinated Debt Securities
Units
_____________

      Transatlantic Holdings, Inc., or TRH, from time to time may offer to sell senior or subordinated debt securities, as well as units that include any of these securities, or debt securities of other entities. This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of these securities in supplements to this prospectus.

      This prospectus may be used by one or more selling security holders in connection with resales of the senior or subordinated debt securities or units. The selling security holders may purchase the senior or subordinated debt securities or units from Transatlantic Holdings, Inc. or from one or more underwriters, dealers or agents.

      This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

      We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
_____________

      Investing in any securities offered by this prospectus involves risk. See “Risk Factors” on page 4 of this prospectus, in any accompanying prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
_____________

This prospectus is dated December 1, 2008

TABLE OF CONTENTS

_____________

      This prospectus is part of a registration statement that TRH filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, TRH may, from time to time, sell in one or more offerings any combination of its senior debt securities, subordinated debt securities and units. In addition, one or more selling security holders may utilize this prospectus, from time to time, to sell in one or more offerings senior or subordinated debt securities or units.

      This prospectus provides you with a general description of the securities that we may offer. Each time TRH sells securities, TRH will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus.

      You should carefully read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information” and “Incorporation By Reference”.

      As used in this prospectus, all references to the “Company”, “TRH”, “we”, “us” and “our” and all similar references are to Transatlantic Holdings, Inc. and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

      Transatlantic Holdings, Inc. files annual, quarterly, and current reports, proxy statements, and other documents with the SEC. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov or through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which TRH's common stock is listed.

      We also make available free of charge on or through our Internet web site (http://www.transre.com) TRH's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. In addition, you may request copies of these filings at no cost through our Investor Relations Department at: Transatlantic Holdings, Inc., 80 Pine Street, New York, New York 10005, Telephone: (212) 770-2040, Telefax: (212) 248-0965, E-mail: investor_relations@transre.com.

      TRH has filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet site as listed above.

INCORPORATION BY REFERENCE

      The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

      We incorporate by reference into this prospectus the documents set forth below that have been previously filed with the SEC:

•	TRH Annual Report on Form 10-K for the year ended December 31, 2007;

•	TRH Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

•	TRH Current Reports on Form 8-K filed on March 31, 2008, May 29, 2008, July 1, 2008, October 9, 2008 and October 27, 2008; and

•	any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of this offering.

      To obtain copies of these filings, please see “Where You Can Find More Information” above.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

      We have included and incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. These forward-looking statements are identified, including without limitation, by their use of such terms and phrases as “intend,” “intends,” “intended,” “goal,” “estimate,” “estimates,” “expect,” “expects,” “expected,” “project,” “projects,” “projected,” “projections,” “plans,” “anticipates,” “anticipated,” “should,” “think,” “thinks,” “designed to,” “foreseeable future,” “believe,” “believes,” “scheduled” and similar expressions. These statements are not historical facts but instead represent only TRH’s belief regarding future events and financial performance, many of which, by their nature, are inherently uncertain and outside of TRH’s control. These statements may address, among other things, TRH’s strategy and expectations for growth, product development, government and industry regulatory actions, legal matters, market conditions, financial results and reserves, as well as the expected impact on TRH of natural and man-made (e.g., terrorist attacks) catastrophic events and political, economic, legal and social conditions. It is possible that TRH’s actual results, financial condition and expected outcomes may differ, possibly materially, from those anticipated in these forward-looking statements. Important factors that could cause TRH’s actual results to differ, possibly materially, from those discussed in the specific forward-looking statements may include, but are not limited to, uncertainties relating to economic conditions and cyclical industry conditions, credit quality, potential liquidity and other risks resulting from TRH’s participation in a securities lending program and other transactions, government, regulatory and accounting policies, volatile and unpredictable developments (including natural and man-made catastrophes), the legal environment, legal and regulatory proceedings, the reserving process, the competitive environment in which TRH operates, interest rate and foreign currency exchange rate fluctuations and the uncertainties inherent in international operations, and are further discussed in the documents incorporated by reference into this prospectus. TRH is not under any obligation to (and expressly disclaims any such obligations to) update or alter any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. See also “Where You Can Find More Information” above for information about how to obtain a copy of the documents incorporated by reference into this prospectus.

RISK FACTORS

      Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include or incorporate by reference in any applicable prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY OFFER

      TRH may offer from time to time, in one or more offerings, senior or subordinated debt securities, as well as units that include any of these securities, or debt securities of other entities. The terms of any series of debt securities or units that we offer will be described in the prospectus supplement to be attached to the front of this prospectus and/or other offering material relating to such offering.

RATIO OF EARNINGS TO FIXED CHARGES

      The following table sets forth the historical ratio of our earnings to our fixed charges for the periods indicated.

	Nine Months Ended September 30,		Years Ended December 31,
	2008		2007		2006		2005	2004		2003
Ratio of Earnings to Fixed Charges(1)	3.82	x	12.19	x	12.18	x	(2)	60.17	x	18.17	x

__________

(1)
For purposes of the ratio of earnings to fixed charges, “earnings” represent income (loss) before income taxes excluding income from equity-method investees plus fixed charges, and “fixed charges” represent interest expense on the $750 million principal amount of TRH’s 5.75% senior notes due on December 14, 2015, interest expense on reinsurance balances payable and that portion of rent expense that, in our opinion, approximates the interest factor included in rent expense.

(2)
“Earnings” were inadequate to cover fixed charges by $63.0 million for the year ended December 31, 2005. Included in earnings for the year ended December 31, 2005 are catastrophe costs (comprised principally of losses and loss adjustment expenses) of $543.9 million, principally related to Hurricanes Katrina, Rita and Wilma.

USE OF PROCEEDS

      TRH intends to use the net proceeds from the sales of the senior or subordinated debt securities or units as set forth in the applicable prospectus supplement. TRH will not receive the net proceeds of any sales by selling security holders.

SELLING SECURITY HOLDERS

      To the extent that this prospectus is used by any selling security holder to resell any senior or subordinated debt securities or units, information with respect to the selling security holder and the plan of distribution will be contained in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

VALIDITY OF THE SECURITIES

      In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for Transatlantic Holdings, Inc. by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

      The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

      The following is a statement of the expenses to be incurred by Transatlantic Holdings, Inc. in connection with a distribution of securities registered under this registration statement:*

Amount to be paid
SEC registration fee	$	**
Legal fees and expenses		*
Fees and expenses of qualification under state securities laws (including legal fees)		*
Accounting fees and expenses		*
Printing fees		*
Rating agency fees		*
Trustee's fees and expenses		*
Miscellaneous		*

Total	$	*

_______

* Expenses are not presently known but will be provided by amendment or as an exhibit to a Current Report on Form 8-K.

** The Registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.

Item 15. Indemnification of Directors and Officers

      The certificate of incorporation of TRH, as amended, provides that TRH shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, his or her testator or intestate is or was a director, officer or employee of TRH or serves or served any other enterprise at the request of TRH. Section 6.4 of TRH's amended and restated by-laws contains a similar provision. The amended and restated by-laws provide further that service at the request of TRH includes service as a director, officer or employee of TRH with respect to an employee benefit plan. The amended and restated by-laws also provide that TRH may advance litigation expenses to a director or officer upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by TRH.

      The certificate of incorporation, as amended, also provides that a director will not be liable to TRH or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law.

      Section 145 of the Delaware General Corporation Law permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of a company in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he or she is or was a director, officer or employee of the company. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

      In addition, TRH and its subsidiaries maintain a directors' and officers' liability insurance policy.

Item 16. Exhibits

Exhibit No.	Description	Location

1	Form of Underwriting Agreement (including form of Delayed Delivery Contract)	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.

4.1	Form of Subordinated Indenture	Filed herewith.

4.2	Form of Subordinated Debt Securities	Included in Exhibit No. 4.1.

4.3	Indenture between Transatlantic Holdings, Inc. and The Bank of New York (p/k/a The Bank of New York Mellon), dated December 14, 2005	Filed as an exhibit to the Company’s Current Report on Form 8-K (File No. 1-10545) dated December 15, 2005, and incorporated herein by reference.

4.4	Form of Debt Securities	Included in Exhibit No. 4.3.

4.5	First Supplemental Indenture between Transatlantic Holdings, Inc. and The Bank of New York (p/k/a The Bank of New York Mellon), dated December 14, 2005	Filed as an exhibit to the Company’s Current Report on Form 8-K (File No. 1-10545) dated December 15, 2005, and incorporated herein by reference.

4.6	Letter Agreement among American International Group, Inc., certain subsidiaries of American International Group, Inc. and Transatlantic Holdings, Inc., dated December 7, 2005	Filed as an exhibit to the Company’s Current Report on Form 8-K (File No. 1-10545) dated December 9, 2005, and incorporated herein by reference.

4.7	Registration Rights Agreement among Transatlantic Holdings, Inc., American International Group, Inc. and Designated Subsidiaries of American International Group, Inc., dated February 2, 2006	Filed as an exhibit to the Company’s 2005 Annual Report on Form 10-K (File No. 1-10545) and incorporated herein by reference.

5	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as to the legality of the securities being registered	Filed herewith.

12	Statement re computation of ratios of earnings to fixed charges	Filed herewith.

23.1	Consent of PricewaterhouseCoopers LLP	Filed herewith.

23.2	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP	Included in Exhibit No. 5.

24	Power of Attorney	Included on signature page.

25.1	Statement of Eligibility of The Bank of New York Mellon, as Trustee under the Indenture, on Form T-1	Filed herewith.

25.2	Statement of Eligibility of The Bank of New York Mellon, as Trustee under the Subordinated Indenture, on Form T-1	Filed herewith.

Item 17. Undertakings

      The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

      (i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

      (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

         (5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

      (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

      (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

      (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of December, 2008.

TRANSATLANTIC HOLDINGS, INC.

By:	/s/ ROBERT F. ORLICH
Name: Robert F. Orlich Title: Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Steven S. Skalicky, Executive Vice President and Chief Financial Officer, and Gary A. Schwartz, Senior Vice President, General Counsel and Corporate Secretary, and each of them (with full power to act alone), as his true and lawful attorney-in-fact and agent, both with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ ROBERT F. ORLICH	Chairman, President and Chief Executive Officer	December 1, 2008
Robert F. Orlich	(Principal Executive Officer)

/s/ STEVEN S. SKALICKY	Executive Vice President and Chief Financial Officer	December 1, 2008
Steven S. Skalicky	(Principal Financial and Accounting Officer)

Signature	Title	Date

/s/ C. FRED BERGSTEN	Director	December 1, 2008
C. Fred Bergsten
/s/ IAN H. CHIPPENDALE	Director	December 1, 2008
Ian H. Chippendale
/s/ JOHN G. FOOS	Director	December 1, 2008
John G. Foos
/s/ JOHN L. McCARTHY	Director	December 1, 2008
John L. McCarthy
/s/ WILLIAM J. POUTSIAKA	Director	December 1, 2008
William J. Poutsiaka
/s/ RICHARD PRESS	Director	December 1, 2008
Richard Press
/s/ THOMAS R. TIZZIO	Director	December 1, 2008
Thomas R. Tizzio

EXHIBIT INDEX
Exhibit No.	Description	Location
1	—Form of Underwriting Agreement (including form of Delayed Delivery Contract)	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.

4.1	—Form of Subordinated Indenture	Filed herewith.

4.2	—Form of Subordinated Debt Securities	Included in Exhibit No. 4.1.

4.3	—Indenture between Transatlantic Holdings, Inc. and The Bank of New York (p/k/a The Bank of New York Mellon), dated December 14, 2005	Filed as an exhibit to the Company’s Current Report on Form 8-K (File No. 1-10545) dated December 15, 2005, and incorporated herein by reference.

4.4	—Form of Debt Securities	Included in Exhibit No. 4.3.

4.5	—First Supplemental Indenture between Transatlantic Holdings, Inc. and The Bank of New York (p/k/a The Bank of New York Mellon), dated December 14, 2005	Filed as an exhibit to the Company’s Current Report on Form 8-K (File No. 1-10545) dated December 15, 2005, and incorporated herein by reference.

4.6	—Letter Agreement among American International Group, Inc., certain subsidiaries of American International Group, Inc. and Transatlantic Holdings, Inc., dated December 7, 2005	Filed as an exhibit to the Company’s Current Report on Form 8-K (File No. 1-10545) dated December 9, 2005, and incorporated herein by reference.

4.7	—Registration Rights Agreement among Transatlantic Holdings, Inc., American International Group, Inc. and Designated Subsidiaries of American International Group, Inc., dated February 2, 2006	Filed as an exhibit to the Company’s 2005 Annual Report on Form 10-K (File No. 1-10545) and incorporated herein by reference.

5	—Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as to the legality of the securities being registered	Filed herewith.

12	—Statement re computation of ratios of earnings to fixed charges	Filed herewith.

23.1	—Consent of PricewaterhouseCoopers LLP	Filed herewith.

23.2	—Consent of Fried, Frank, Harris, Shriver & Jacobson LLP	Included in Exhibit No. 5.

24	—Power of Attorney	Included on signature page.

25.1	—Statement of Eligibility of The Bank of New York Mellon, as Trustee under the Indenture, on Form T-1	Filed herewith.

25.2	—Statement of Eligibility of The Bank of New York Mellon, as Trustee under the Subordinated Indenture, on Form T-1	Filed herewith.